CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2001, relating to the financial statements and financial highlights which appears in the September 30, 2001 Annual Report to Shareholders of Baron Asset Fund, Baron Growth Fund, Baron Small Cap Fund and Baron iOpportunity Fund, comprising Baron Asset Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

New York, New York
January 22, 2002